UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

10 Glenville Street
Greenwich, CT	06831

(Address of Principal Executive Offices)	(Zip Code)

(203) 769-8032
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On December 18, 2008, Presstek, Inc. (the “Company”) announced that its Board of Directors had elected Mr. Jeffrey Jacobson, currently President and CEO, to the additional position of Chairman of the Board of Directors, effective January 1, 2009.  The Board also elected Mr. John W. Dreyer, currently Chairman of the Board, to the position of Lead Director, effective January 1, 2009.  On December 18, 2008, the Company issued a press release announcing these elections. A copy of such press release is attached to this current report as Exhibit 99.1 and is incorporated herein by reference in its entirety.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Presstek, Inc. dated December 18, 2008 announcing the election of Jeffrey Jacobson and John W. Dreyer to Chairman and Lead Director, respectively, of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: December 18, 2008	/s/ Jeffrey A. Cook
Jeffrey A. Cook Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location

99.1	Press release of Presstek, Inc. dated December 18, 2008 announcing the election of Jeffrey Jacobson and John W. Dreyer to Chairman and Lead Director, respectively, of the Board of Directors.	Furnished herewith *

* Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.